                                                                   EXHIBIT 10.28


                                                                  EXECUTION COPY
                                                                  --------------



================================================================================


                              ESOP LOAN AGREEMENT
                              -------------------


                                    between


                        UNION BANK OF CALIFORNIA, N.A.


                                      and


                          BNY WESTERN TRUST COMPANY,
                               AS TRUSTEE OF THE
                          MERCURY GENERAL CORPORATION
                       PROFIT SHARING PLAN MASTER TRUST


                                  Dated as of


                              September 29, 1998


===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
ARTICLE I     DEFINITIONS AND CONSTRUCTION..........................     1
     1.1      Definitions...........................................     1
     1.2      Accounting Terms and Determinations...................    10
     1.3      Computation of Time Periods...........................    10
     1.4      Construction..........................................    10
     1.5      Exhibits and Schedules................................    11
     1.6      No Presumption Against any Party......................    11
     1.7      Independence of Provisions............................    11

ARTICLE II    TERMS OF THE LOAN.....................................    11
     2.1      The Loan..............................................    11
     2.2      Principal Payments....................................    12
     2.3      Interest Rates; Payments of Interest..................    12
     2.4      Maturity Date.........................................    13
     2.5      Conversion or Continuation Requirements...............    13
     2.6      LIBOR Costs...........................................    14
     2.7      Illegality; Impossibility.............................    15
     2.8      Disaster..............................................    16
     2.9      Increased Risk-Based Capital Cost.....................    16
     2.10     Note; Statements......................................    17
     2.11     Holidays..............................................    17
     2.12     Time and Place of Payments............................    17

ARTICLE III   CONDITIONS TO LOAN....................................    18
     3.1      Conditions Precedent to the Loan......................    18

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF BORROWER............    19
     4.1      Due Organization......................................    19
     4.2      Requisite Power.......................................    19
     4.3      Binding Agreements....................................    19
     4.4      No Conflict...........................................    20
     4.5      Litigation............................................    20
     4.6      Consents..............................................    20
     4.7      Use of Proceeds.......................................    20
     4.8      Tax Returns...........................................    20
     4.9      Burdensome Agreements, etc............................    20
     4.10     Financial Information.................................    20
     4.11     Existing Defaults.....................................    21
     4.12     Casualty..............................................    21

     4.13     Investment Company Act................................    21
     4.14     Public Utility Holding Company Act....................    21
     4.15     Disclosure............................................    21
     4.16     No Default............................................    21
     4.17     Compliance With Laws..................................    21
     4.18     Borrower..............................................    21
     4.19     Regulation U..........................................    22
     4.20     Liens.................................................    22
     4.21     Debt..................................................    22

 ARTICLE V    AFFIRMATIVE COVENANTS.................................    22
     5.1      Punctual Payments.....................................    22
     5.2      Tax Returns...........................................    22
     5.3      Maintenance of Records................................    22
     5.4      Records Retention.....................................    22
     5.5      Payment of Taxes......................................    23
     5.6      Compliance with Laws..................................    23
     5.7      Use of Funds..........................................    23
     5.8      Notice to Bank........................................    23
     5.9      Compliance Certificate................................    24

ARTICLE VI    NEGATIVE COVENANTS....................................    24
     6.1      Sale of Assets........................................    24
     6.2      Guaranty; Pledge......................................    24
     6.3      Prohibited Transactions...............................    24
     6.4      Debt..................................................    24
     6.5      Liens.................................................    24
     6.6      Misrepresentations....................................    24

ARTICLE VII   EVENTS OF DEFAULT AND REMEDIES........................    25
     7.1      Events of Default.....................................    25
     7.2      Acceleration..........................................    26
     7.3      Cumulative Remedies...................................    27

ARTICLE VIII  MISCELLANEOUS.........................................    27
     8.1      Modifications in Writing..............................    27
     8.2      No Waivers............................................    27
     8.3      Notices, etc..........................................    27
     8.4      Bank Expenses; Documentary Taxes; Indemnification.....    27
     8.5      Sale of Participation.................................    28
     8.6      Headings..............................................    28
     8.7      Execution in Counterparts.............................    28
     8.8      Binding Effect; Assignment............................    28
     8.9      Severability of Provisions............................    28

     8.10     Publicity.............................................    28
     8.11     Complete Agreement....................................    28
     8.12     Governing Law.........................................    28
     8.13     Dispute Resolution....................................    29

                                   EXHIBITS
                                   --------


Exhibit 2.5(b)  -  Form of Notice of Continuation or Conversion
Exhibit 5.10    -  Form of Compliance Certificate

                              ESOP LOAN AGREEMENT
                              -------------------


          This ESOP LOAN AGREEMENT, dated as of September 29, 1998, is entered into by and between Bank and Borrower.

          The parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------

          1.1  Definitions.  For purposes of this Agreement, the following
               -----------
initially capitalized terms shall have the following meanings:

               "Adjusted Net Worth" means, as at any date of determination, the
                ------------------
sum of all amounts which would be included under Shareholders' equity on a Consolidated balance sheet of Mercury determined in accordance with GAAP (without adjusting the value of securities held by Mercury or its Subsidiaries to market value as contemplated under FASB 115 for securities designated as "available for sale").

               "Agreement" means this ESOP Loan Agreement between Borrower and
                ---------
Bank, together with any and all amendments, extensions, restatements, addenda or supplements hereto, and any exhibits or schedules hereto or thereto.

                "Ancillary Documents" means:
                 -------------------

                (a)  the Note;

                (b)  the Guaranty;

                (c)  the ESOP Contributions Agreement;

                (d) the Alternative Dispute Resolution Agreement, dated as of even date herein, between Borrower and Bank;

                (e) the Alternative Dispute Resolution Agreement, dated as of even date herein, between Mercury and Bank; and

                (f) any and all amendments, restatements, replacements, extensions, renewals or continuations of any of the foregoing.

               "Applicable Base Lending Rate Margin" and "Applicable LIBOR
                -----------------------------------       ----------------
Lending Rate Margin" mean the correlative percentage, per annum, set forth in
-------------------
the table opposite the applicable Leverage Ratio, as disclosed in the latest Compliance Certificate delivered pursuant to Section 5.10:


Applicable                      Applicable
                             LIBOR Lending      Base Lending Rate
Leverage Ratio:              Rate Margin:            Margin:
---------------              ------------       -----------------
less than or equal to
     0.10:1.00               35.0 basis points  0 basis points

greater than 0.10:1.00
but less than or equal to
     0.15:1.00               40.0 basis points  0 basis points

greater than 0.15:1.00       52.5 basis points  0 basis points

               "Asset" means any interest of a Person in any kind of property or
                -----
asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

                "Bank" means Union Bank of California, N.A.
                 ----

               "Bank Expenses" means (i) all expenses of Bank paid or incurred
                -------------
in connection with Bank's due diligence and investigation of Borrower, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all reasonable attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy
Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Ancillary Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all expenses of Bank, including reasonable attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Ancillary Document, or the termination hereof and thereof; (iii) all costs or expenses paid or advanced by Bank which are required to be paid by Borrower under this Agreement or the Ancillary Documents, including taxes and insurance premiums of every nature and kind of Borrower; and (iv) if an Event of Default occurs, all expenses paid or incurred by Bank, including attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or in connection with any refinancing or restructuring of the Obligations and the liabilities of

Borrower under this Agreement, any of the Ancillary Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a "workout."

               "Bank Statement Date" shall mean such date which falls ten days
                -------------------
prior to (a) each Interest Payment Date, (b) ten days prior to each Principal Payment Date (if other than an Interest Payment Date), and (c) ten days prior to the Maturity Date (if other than an Interest Payment Date).

               "Base Lending Rate" means the sum of the Base Rate plus the
                -----------------                                 ----
Applicable Base Lending Rate Margin.

               "Base Lending Rate Portion" means any portion of the Loan
                -------------------------
bearing interest at the Base Lending Rate.

               "Base LIBOR" applicable to any Interest Period for a LIBOR
                ----------
Lending Rate Portion means the offered rate per annum (rounded upward to the nearest one-hundredth of one percent (.01%)), if any, to banks in the LIBOR market quoted by Bank at 11:00 a.m. California time, two (2) LIBOR Business Days prior to the first day of such Interest Period for Dollar deposits of an amount comparable to the principal amount of the LIBOR Lending Rate Portion for which the LIBOR Lending Portion is being determined with maturities comparable to the Interest Period for which such LIBOR Lending Rate will apply.

               "Base Rate" means: the higher of (i) the Federal Funds Rate plus
                ---------
one-half percentage point (.50%) (50 basis points) or (ii) the Reference Rate.

               "Borrower" shall mean BNY Western Trust Company, as the Trustee
                --------
of the Mercury General Corporation Profit Sharing Plan Master Trust.

               "Bridge Loan" shall mean the loan made by Mercury to Borrower
                -----------
pursuant to that certain ESOP Loan Agreement dated as of August 7, 1998, between Mercury and Borrower, which loan shall be repaid in full with the proceeds of the Loan.

               "Business Day" means any day other than a Saturday, a Sunday, or
                ------------
a day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order or decree to close.

               "Change in Control" means the time at which (i) any Person
                -----------------
(including a Person's Affiliates and associates) or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the shareholders of Borrower on the Closing Date) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Mercury equal to more than fifty (50%), or such Person or group shall otherwise obtain the power to control the election of the Board of Directors of Mercury, (ii) there shall be consummated any consolidation or merger of Mercury pursuant to which Mercury's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of Mercury in which the holders of such common stock (or other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of Mercury's common stock immediately prior to such merger, or (iii) all or substantially all of Mercury's Assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of Mercury) in one or a series of transactions.

               "Closing Date" means September 29, 1998.
                ------------

               "Committee" means the Committee established pursuant to Article
                ---------
VIII of the Plan.

               "Compliance Certificate" means a certificate of compliance to be
                ----------------------
delivered quarterly in accordance with Section 5.10, substantially in the form of Exhibit 5.10.
   ------------

               "Consolidated" means Mercury and its Subsidiaries which are
                ------------
consolidated for financial reporting purposes.

               "Contractual Obligation" means, as applied to any Person, any
                ----------------------
provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its owned properties is bound or to which it or any of its owned properties is subject.

               "Debt" means, with respect to any Person, the aggregate amount
                ----
of, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations to pay the deferred purchase price of property or services; (iv) all capitalized lease obligations; (v) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, whether or not such obligation or liability is assumed; and (vi) all obligations or liabilities of others guaranteed by such Person.

               "Dollars" and "$" means United States of America dollars or such
                -------       -
coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as supplemented or amended from time to time, or any successor statute, and any and all regulations and rules promulgated thereunder.

               "ESOP" means the employee stock ownership plan, as such term is
                ----
used in Section 4975(e)(7) of the Internal Revenue Code, which was created by the ESOP Documents.

               "ESOP Contributions Agreement" means that certain ESOP
                ----------------------------
Contributions Agreement, dated as of even date herewith, between Borrower and Mercury, as amended from time to time.

               "ESOP Documents" means the Plan, the Trust Agreement, all
                --------------
amendments thereto, all determination letters issued by the Internal Revenue Service with respect to the Plan or the Trust Agreement, resolutions and directives to Trustee by the Committee authorizing Trustee to enter into this Agreement and the Ancillary Documents to which Borrower is a party, and a verification executed by a Responsible Officer of Mercury attesting to the membership and the signatures of the members of the Committee.

               "ESOP Stock" means the outstanding common stock of Mercury
                ----------
acquired by Borrower with the proceeds of the Bridge Loan.

               "Event of Default" shall have the meaning set forth in Section
                ----------------
7.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended from time to time, and any successor statute, and the rules and regulations thereunder.

               "Federal Funds Rate" means for any day, the weighted average of
                ------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of San Francisco, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

               "Federal Reserve Board" means the Board of Governors of the
                ---------------------
Federal Reserve System, or any successor thereto.

               "Governing Documents" means the certificate or articles of
                -------------------
incorporation, by-laws, or other organizational or governing documents of any Person.

               "Governmental Authority" means any federal, state, local or other
                ----------------------
governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guaranty" means that certain Continuing Guaranty, dated as of
                --------
even date herewith, executed by Mercury, in favor of Bank, guaranteeing the Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or
                ---------------------
against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

               "Interest Payment Date" means:
                ---------------------

                (i) with respect to each Base Lending Rate Portion, the last Business Day of each and every March, June, September and December commencing the first such day after the making of such Loan, and the Maturity Date; and

                (ii) with respect to each LIBOR Lending Rate Portion, the last day of the Interest Period with respect thereto, and in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period and the last day of such Interest Period.

               "Interest Period" means, with respect to each LIBOR Lending Rate
                ---------------
Portion, the period commencing on the date of such LIBOR Lending Rate Portion and ending on the numerically corresponding day one (1), two (2), three (3) or six (6) months thereafter as Borrower may elect pursuant to the applicable Notice of Conversion or Continuation; provided, however, that:
                                      --------  -------

               (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

               (b) any Interest Period which begins on the last LIBOR Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

               (c)   no Interest Period may extend beyond the Maturity Date.

               "Internal Revenue Code" means the Internal Revenue Code of 1986,
                ---------------------
as supplemented and amended from time to time, or any successor statute, and any and all regulations and rules promulgated thereunder.

               "Investment" means, as applied to any Person, any direct or
                ----------
indirect purchase or other acquisition by that Person of, or beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving, travel, and payroll expenses, drawing accounts and similar expenditures in the ordinary and usual course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable due from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary and usual course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments, except as permitted by GAAP, for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "Lending Office" means Bank's office located at its address set
                --------------
forth on the signature pages hereof, or such other office of Bank as it may hereafter designate as its Lending Office by notice to Borrower.

               "Leverage Ratio" means, as of the date of determination, the
                --------------
ratio of (a) Consolidated Debt of Mercury on such date, to (b) the sum of (i) Consolidated Debt of Mercury on such date, plus (ii) Adjusted Net Worth on such date.

               "LIBOR Business Day" means any Business Day on which major
                ------------------
commercial banks are open for international business (including dealings in Dollar deposits) in Los Angeles, California and London, England.

               "LIBOR Lending Rate" means, with respect to a LIBOR Lending Rate
                ------------------
Portion, the rate per annum (rounded upwards if necessary to the nearest whole one-hundredth of one percent (.01%)), determined as the sum of: (a) the quotient of: (i) Base LIBOR for the relevant Interest Period of such LIBOR Lending Rate Portion; divided by (ii) the number equal to one hundred percent
                      ----------
(100%) minus the LIBOR Reserve Percentage with respect to such Interest Period;
       -----
plus (b) the Applicable LIBOR Lending Rate Margin.  The LIBOR Lending Rate shall
----
be adjusted automatically on the effective date of any change in the LIBOR Reserve Percentage, such adjustment to affect any LIBOR Lending Rate Portion outstanding on such effective date to the extent such change is applied retroactively to eurocurrency funding of a member bank in the Federal Reserve System. Each determination of a LIBOR Lending Rate by Bank, including, but not limited to, any determination as to the applicability or allocability of reserves to eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.

               "LIBOR Lending Rate Portion" means any portion of the Loan
                --------------------------
bearing interest at the LIBOR Lending Rate.

               "LIBOR Reserve Percentage" means, for any Interest Period of any
                ------------------------
LIBOR Lending Rate Portion, the daily average of the stated maximum rate (rounded upward to the nearest one-hundredth of one percent (.01%)), as determined by Bank in accordance with its usual procedures (which determination shall be conclusive in the absence of manifest error), at which reserves are required to be maintained during such Interest Period (including supplemental, marginal, and emergency reserves) under Regulation D by Bank against "Eurocurrency liabilities" (as such term is defined in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the generality of the foregoing, "LIBOR Reserve Percentage" shall include any other reserves required to be maintained by Bank against (i) any category of liabilities that includes deposits by reference to which the LIBOR Lending Rate for a LIBOR Lending Rate Portion is being determined and (ii) any category of extension of credit or other assets that includes LIBOR Lending Rate Portion.

               "Lien" means any lien, deed of trust, mortgage, pledge, security
                ----
interest, charge, or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

               "Loan" means the loan made by Bank to Borrower pursuant to
                ----
Section 2.1.

               "Material Adverse Effect" means a material adverse effect on (i)
                -----------------------
the business, Assets, condition (financial or otherwise), results of operations, or prospects of Borrower or Mercury, (ii) the ability of Borrower to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or the ability of Mercury to perform its obligations under the Guaranty, or (iii) the validity or enforceability of this Agreement, the Ancillary Documents, or the rights or remedies of Bank hereunder and thereunder.

               "Maturity Date" means March 15, 2003.
                -------------

               "Mercury" means Mercury General Corporation, a California
                -------
corporation.

               "Mercury Agreement" means that certain Revolving Credit
                -----------------
Agreement, dated as of November 21, 1996, among Mercury, The Bank of New York, as agent, and the lenders party thereto, as amended by that certain Amendment No. 1 to Revolving Credit Agreement, dated as of February 20, 1998, that certain Amendment No. 2 to Revolving Credit Agreement, dated as of July 14, 1998, and as the same may be further amended or restated from time to time hereafter.

               "Note" means that certain ESOP Term Note, dated as of even date
                ----
herewith, in the original principal amount of Five Million Dollars ($5,000,000), executed by Borrower to the order of Bank to evidence the Loan, and any amendments thereto or restatements, substitutions, refinancings or replacements thereof.

               "Notice of Conversion or Continuation" means a written notice
                ------------------------------------
given pursuant to the terms of Section 2.5(b), substantially in the form of
Exhibit 2.5(b).
------- ------

               "Obligations" means any and all debt and obligations of Borrower
                -----------
owing to Bank and to its successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding, and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including all interest accruing during the pendency of an Insolvency Proceeding). The Obligations shall include, without limiting the generality of the foregoing, all principal and interest owing under the Loan, all Bank Expenses, any other fees and expenses due hereunder, and all other indebtedness evidenced by this Agreement and/or the Note.

               "Person" means and includes natural persons, corporations,
                ------
limited partnerships, general partnerships, limited liability companies, limited liability partnerships, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Plan" means the Mercury General Corporation Profit Sharing Plan,
                ----
Amended and Restated as of January 1, 1987, as amended from time to time.

               "Principal Payment Date" means the date on which each installment
                ----------------------
of principal is due with respect to the Loan, which date shall be the 15th day of March of every year during the term of this Agreement, commencing March 15, 1999.

               "Reference Rate" means the variable rate of interest announced by
                --------------
Bank at its corporate headquarters as its reference rate and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The Reference Rate is determined by Bank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to some external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions.

               "Regulation D" means Regulation D of the Board of Governors of
                ------------
the Federal Reserve System, as such regulation may be amended or supplemented from time to time.

               "Regulation U" means Regulation U of the Board of Governors of
                ------------
the Federal Reserve System, as such regulation may be amended or supplemented from time to time.

               "Responsible Officer" means either the president or chief
                -------------------
financial officer of a Person, or such other officer, employee, or agent of such Person designated by a Responsible Officer in a writing delivered to Bank.

               "Subsidiary" means, as to any Person, any corporation, limited
                ----------
liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which such Person or one or more Subsidiaries of such Person at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "Trust Agreement" means The Master Trust Agreement between
                ---------------
Mercury and Trustee, dated as of January 1, 1998, as amended from time to time.

               "Trustee" means BNY Western Trust Company, in its capacity as
                -------
Borrower, or any successor in such capacity.

               "Unmatured Event of Default" means an event, act, or occurrence
                --------------------------
which, with the giving of notice or the lapse of time (or both), would become an Event of Default.

          1.2  Accounting Terms and Determinations.  Unless otherwise
               -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

          1.3  Computation of Time Periods.  In this Agreement, with respect to
               ---------------------------
the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

          1.4  Construction.  Unless the context of this Agreement clearly
               ------------
requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Bank include good faith estimates by Bank (in the case of quantitative determinations), and good faith beliefs by Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Ancillary Documents to this Agreement or any of the Ancillary Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

          1.5  Exhibits and Schedules.  All of the exhibits and schedules
               ----------------------
attached hereto shall be deemed incorporated herein by reference.

          1.6  No Presumption Against any Party.  Neither this Agreement, any
               --------------------------------
of the Ancillary Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Ancillary Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

          1.7  Independence of Provisions.  All agreements and covenants
               --------------------------
hereunder, under the Ancillary Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                                  ARTICLE II

                               TERMS OF THE LOAN
                               -----------------

          2.1  The Loan.  Subject to the terms and conditions hereof, Bank
               --------
agrees to make a loan to Borrower on the Closing Date in the principal amount of Five Million Dollars ($5,000,000) as a Base Lending Rate Portion. Borrower hereby irrevocably authorizes and directs Bank to pay all of the proceeds of the Loan to BNY Western Trust Company by wire transfer pursuant to the following wire transfer instructions:

                                   The Bank of New York
                                   BK of NYC/CTR/BBK
                                   ABA #021-000-018
          Beneficiary Account #:   1OC111-363
          Beneficiary Name:        Master Custody/Master Trust-L.A.
          Reference:               FFC: Account #744671
          Reference:               FBO: Mercury General Corp. ESOP

          2.2  Principal Payments.  Borrower shall make annual principal
               ------------------
reduction payments on the Loan to Bank on each and every Principal Payment Date, in the amount of One Million Dollars ($1,000,000) each. Borrower may prepay the Loan, or any portion thereof, at any time and from time to time in minimum amounts of Five Hundred Thousand Dollars ($500,000) plus increments of One
                                                    ----
Hundred Thousand Dollars ($100,000) in excess thereof. All prepayments shall include accrued interest on the amount prepaid to the date of prepayment, calculated in accordance with Section 2.3, and shall be applied toward principal reduction payments required under this Section 2.2 in inverse order of maturity. All prepayments shall be without penalty or premium except as otherwise required by Section 2.6 with respect to LIBOR Lending Rate Portions. Borrower shall give Bank at least three (3) Business Days' prior written notice of any prepayment of a Base Lending Rate Portion and at least three (3) LIBOR Business Days' prior written notice of any prepayment of a LIBOR Lending Rate Portion.

          2.3  Interest Rates; Payments of Interest.
               ------------------------------------

               (a)  Interest Rate Options.  Borrower shall from time to time
                    ---------------------
designate one or both of the following two options in accordance with Section 2.5(b) to apply to all or any portion of the unpaid principal balance of the
Loan: (i) the Base Lending Rate; or (ii) the LIBOR Lending Rate; provided,
                                                                 --------
however, there shall be no more than three (3) LIBOR Lending Rate Portions
-------
outstanding at any time.

               (b)  Default Rate.  If any payment of principal or interest on
                    ------------
the Loan due hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), in addition to and not in substitution of any of Bank's other rights and remedies with respect to such nonpayment, the entire unpaid principal balance of the Loan shall bear interest at a rate equal to the otherwise applicable rate plus two (2) percentage points (200 basis points), effective on the day following the date of nonpayment and continuing until such overdue payment is paid in full. In addition, interest, and other amounts due hereunder not paid when due shall bear interest at the Base Lending Rate plus two (2) percentage points (200 basis points), effective on the day following the date of nonpayment and continuing until such overdue payment is paid in full.

               (c)  Change in Lending Rate Margins.  Changes in the Applicable
                    ------------------------------
Base Lending Rate Margin and the Applicable LIBOR Lending Rate Margin, as the case may be, resulting from a change in the Leverage Ratio, shall become effective on the 45th day following the last day of each fiscal quarter of Mercury, and shall be based on the Leverage Ratio disclosed in the Compliance Certificate with respect to such fiscal quarter; provided, however, for purposes of determining the
                --------  -------
aforementioned margins, if Mercury fails to deliver to Bank an accurately completed Compliance Certificate within sixty (60) days following the end of each fiscal quarter of Mercury, or ninety (90) days following the end of each fiscal year of Mercury, the Leverage Ratio shall be conclusively presumed to be greater than 0.15:1.0 until the applicable Compliance Certificate has been so completed and delivered to Bank.

               (d)  Computation of Interest.  All computations of interest with
                    -----------------------
respect to LIBOR Lending Rate Portions, shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed in such period. All computations of interest with respect to Base Lending Rate Portions shall be calculated on the basis of a year of three hundred sixty-five (365) (except in a leap year, in which case, three hundred sixty-six (366)) days for the actual days elapsed in such period. In the event that the Reference Rate announced is, from time to time, changed, adjustment in the rate of interest payable hereunder on all outstanding Base Lending Rate Portions shall be made as of 12:01 a.m. (California time) on the effective date of the change in the Base Rate. Any and all interest not paid when due shall be added to the principal balance of the Loan and shall bear interest thereafter as provided for in
Section 2.3(b).

               (e)  Maximum Interest Rate. In no event shall the interest rate
                    ---------------------
and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Bank shall refund to Borrower such excess.

               (f)  Payments of Interest.  All accrued but unpaid interest on
                    --------------------
the Loan, calculated in accordance with this Section 2.3, shall be due and payable, in arrears, on each and every Interest Payment Date.

          2.4  Maturity Date.  On the Maturity Date, Borrower shall pay Bank
               -------------
the entire unpaid principal balance of the Loan together with all accrued but unpaid interest thereon.

          2.5  Conversion or Continuation Requirements.
               ---------------------------------------

               (a) Borrower shall have the option to: (i) convert, at any time, all or any portion of any of the Loan, in minimum amounts of Five Hundred Thousand Dollars ($500,000) plus integral multiples of One Hundred Thousand
                            ----
Dollars ($100,000) in excess
thereof, from a portion bearing interest at one of the interest rate options available pursuant to Section 2.3(a) to another; or (ii) upon the expiration of any Interest Period applicable to a LIBOR Lending Rate Portion, to continue all or any portion of such LIBOR Lending Rate Portion as a LIBOR Lending Rate Portion with the succeeding Interest Period of such continued LIBOR Lending Rate Portion commencing on the expiration date of the Interest Period previously applicable thereto; provided, however, that a LIBOR Lending Rate Portion may
                    --------  -------
only be converted to a Base Lending Rate Portion or continued as a LIBOR Lending Rate Portion on the expiration date of the Interest Period applicable thereto; provided further, however, that no outstanding portion of the Loan may be
-------- -------  -------
continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, on the earlier of the date of the delivery of the Notice of Conversion or Continuation or the telephonic notice in respect thereof, any Event of Default or Unmatured Event of Default is continuing; provided further, however, that if
                                             -------- -------  -------
Borrower fails to deliver the appropriate Notice of Conversion or Continuation or the telephonic notice in respect thereof pursuant to the required notice period before the expiration of the Interest Period of a LIBOR Lending Rate Portion, such LIBOR Lending Rate Portion shall automatically be converted to a Base Lending Rate Portion; provided further, however, that no outstanding
                           -------- -------  -------
portion of a Loan may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, after giving effect to any such conversion or continuation, there would be more than three (3) LIBOR Lending Rate Portions outstanding.

               (b) Borrower shall give telephonic notice of any proposed continuation or conversion pursuant to this Section 2.5 followed by a Notice of Conversion or Continuation, given by facsimile or personal service, delivered to Bank at the address set forth in the Notice of Conversion or Continuation, no later than 11:00 a.m., California time, on the Business Day which is the proposed conversion date (in the case of a conversion to a Base Lending Rate Portion) and no later than 9:00 a.m. California time, three (3) LIBOR Business Days in advance of the proposed conversion or continuation date (in the case of a conversion to, or a continuation of, a LIBOR Lending Rate Portion). If such Notice of Conversion or Continuation is received by Bank not later than 11:00 a.m., California time, on a LIBOR Business Day, such day shall be treated as the first LIBOR Business Day of the required notice period. In any other event, such notice will be treated as having been received at the opening of business of the next LIBOR Business Day. A Notice of Conversion or Continuation shall specify:
(1) the proposed conversion or continuation date (which shall be a Business Day or a LIBOR Business Day, as applicable); (2) the amount of the Loan to be converted or continued; (3) the nature of the proposed conversion or continuation; and (4) in the case of a conversion to or continuation of a LIBOR Lending Rate Portion, the requested Interest Period.

               (c) Bank shall not incur any liability to Borrower in acting upon any telephonic notice referred to above which Bank believes in good faith to have been given by a Responsible Officer of Borrower or for otherwise acting in good faith under this Section 2.5. Any Notice of Conversion or Continuation (or telephonic notice in respect thereof) shall be irrevocable and Borrower shall be bound to convert or continue in accordance therewith.

          2.6  LIBOR Costs.  Borrower shall reimburse Bank for any increase in
               -----------
Bank's costs (which shall include, but not be limited to, taxes, other than taxes imposed on the overall net income of Bank fees or charges), or any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Bank to fund or maintain outstanding the principal amount of the Loan) incurred by it directly or indirectly resulting from the making of any LIBOR Lending Rate Portion due to: (a) the modification, adoption, or enactment of any law, rule, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (b) the modification or new application of any law, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (c) compliance by Bank with any request or directive (whether or not having the force of law) of any monetary or fiscal agency or authority which becomes effective after the date hereof; (d) violations by Borrower of the terms of this Agreement; or (e) any prepayment of a LIBOR Lending Rate Portion at any time prior to the end of the applicable Interest Period, including pursuant to
Section 7.2.

               The amount of such costs, losses, or expenses shall be determined solely by Bank based upon the assumption that Bank funded one hundred percent (100%) of each LIBOR Lending Rate Portion in the LIBOR market. In attributing Bank's general costs relating to its eurocurrency operations to any transaction under this Agreement or averaging any costs over a period of time, Bank may use any reasonable attribution or averaging methods which it deems appropriate and practical. Bank shall notify Borrower of the amount due Bank pursuant to this
Section 2.6 in respect of any LIBOR Lending Rate Portion as soon as practicable but in any event within forty-five (45) days after the last day of the Interest Period of such LIBOR Lending Rate Portion, and Borrower shall pay to Bank the amount due within fifteen (15) days of its receipt of such notice. A certificate as to the amounts payable pursuant to the foregoing sentence together with whatever detail is reasonably available to Bank shall be submitted by Bank to Borrower. Such determination shall, if not objected to within ten (10) days, be conclusive and binding upon Borrower in the absence of manifest error. If Bank claims increased costs, loss, or expenses pursuant to this Section 2.6, then Bank, if requested by Borrower, shall use reasonable efforts to take such steps that Borrower reasonably requests, including designating different Lending Offices, as would eliminate or reduce the amount of such increased costs, losses, or expenses, so long as taking such steps would not, in the reasonable judgment of Bank, otherwise be disadvantageous to Bank. Any recovery by Bank or its Lending Office of amounts previously borne by Borrower pursuant to this
Section 2.6 shall be promptly remitted, without interest (unless Bank received interest on such recovered amounts), to Borrower by Bank.

          2.7  Illegality; Impossibility.  Notwithstanding anything herein to
               -------------------------
the contrary, if Bank determines (which determination shall be conclusive) that any law, rule, regulation, treaty or directive, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its

Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank (or its Lending Office) to fund or maintain a LIBOR Lending Rate Portion in the LIBOR market or to continue such funding or maintaining, then Bank shall give notice of such circumstances to Borrower and
             ----
(a) in the case of each and every LIBOR Lending Rate Portion which is outstanding, Borrower shall, if requested by Bank, prepay such LIBOR Lending Rate Portion(s) on or before the date specified in such request, together with interest accrued thereon, and the date so specified shall be deemed to be the last day of the Interest Period of that LIBOR Lending Rate Portion, and concurrent with any such prepayment, Bank shall make a Base Lending Rate Portion to Borrower in the principal amount equal to the principal amount of the LIBOR Lending Rate Portions so prepaid, and (b) Bank shall not be obligated to make any further LIBOR Lending Rate Portions until Bank determines that it would no longer be unlawful or impossible to do so.

          2.8  Disaster.  Notwithstanding anything herein to the contrary, if
               --------
Bank determines (which determination shall be conclusive) that (a) Bank is unable to determine the LIBOR Lending Rate with respect to any Notice of Conversion or Continuation selecting the LIBOR Lending Rate because quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relative maturities or (b) the LIBOR Lending Rate will not adequately reflect the cost to Bank of making or funding LIBOR Lending Rate Portions, then (i) Bank shall promptly give notice of such determination to
               ----
Borrower, (ii) the right of Borrower to select the LIBOR Lending Rate shall be suspended until Bank notifies Borrower that the circumstances causing such suspension no longer exist, and (iii) all LIBOR Lending Rate Portions, together with interest accrued thereon, shall be converted to Base Lending Rate Portions on the last day of the Interest Period applicable to each such LIBOR Lending Rate Portion.

          2.9  Increased Risk-Based Capital Cost.  If the amount of capital
               ---------------------------------
required or expected to be maintained by Bank or any Person directly or indirectly owning or controlling Bank (each a "Control Person"), shall be
                                               --------------
affected by:

               (a) the introduction or phasing in of any law, rule or regulation after the date hereof,

               (b) any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign governmental authority charged with the administration thereof, or

               (c) compliance by Bank or such Control Person with any directive, guideline or request from any central bank or United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof, and Bank shall have reasonably determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (x) the rate of return on Bank's or such Control Person's capital, or (y) the asset value to Bank or such Control Person of the Loan made or maintained by Bank, in either case to a level below that which Bank or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account Bank's or such Control Person's policies regarding capital), in either case by an amount which Bank in its reasonable judgment deems material, then, within ten (10) days after demand by Bank, accompanied by a statement setting forth the calculations of any additional amount payable under this Section, Borrower shall pay to Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate Bank or such Control Person, as the case may be, for such reduction.

          2.10 Note; Statements.  The Loan and Borrower's obligation to repay
               ----------------
the same shall be evidenced by the Note, this Agreement and the books and records of Bank. All payments of principal or interest with respect to the Loan shall be evidenced by notations made by Bank on such books and records showing the date and amount of each such payment of principal or interest; provided,
                                                                   --------
however, that any failure by Bank to make such notations shall not relieve
-------
Borrower of its liability for repayment of the Obligations in full. On or prior to each Bank Statement Date, Bank shall render a statement to Borrower (with a copy to Mercury) of all principal and interest owing on the Loan, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Bank unless, within thirty
(30) days after receipt thereof by Borrower, Borrower notifies Bank, in accordance with the procedures set forth in Section 8.3, of any objections thereto specifying the error or errors, if any, contained in any such statement.

          2.11 Holidays.  Any payment of principal or interest in respect of the
               --------
Loan which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the
                                             --------  -------
event that such due date shall, subsequent to the specification thereof by Bank, for any reason no longer constitute a Business Day, Bank may change such specified due date in accordance with this Section 2.11.

          2.12 Time and Place of Payments.
               --------------------------

               (a) All payments due hereunder to Bank shall be made available to Bank in immediately available Dollars, not later than 12:00 p.m. Los Angeles time on the day such payment is due, to the following address:

               UNION BANK OF CALIFORNIA, N.A.
               Commercial Loan Operations
               1980 Saturn Street
               Monterey Park, California 1755-7417
               Attention:  Department 77225 Supervisor
               Telefacsimile: (323) 724-6198
               Telephone: (323) 720-7050

               Wire Instructions:

               UNION BANK OF CALIFORNIA, N.A.
               Monterey Park, California
               Account No.:  070-196-431
               Account Name: Wire Transfer Clearing
               Attn:         Commercial Loan Operations
                             Department 77225 Supervisor
               Reference:    Mercury General ESOP
                             (BNY Western Trust)
               ABA No.:      122-000-496


               (b) Bank shall have the right to charge any account maintained by Borrower with Bank for the amount of any payment due or past due hereunder, including principal and interest owing on the Loan and all Bank Expenses.

                                  ARTICLE III

                              CONDITIONS TO LOAN
                              ------------------

          3.1  Conditions Precedent to the Loan.  Bank's obligation hereunder to
               --------------------------------
make the Loan is subject to the fulfillment, to the satisfaction of Bank and its counsel, of each of the following conditions on or before the Closing Date:

               (a) Bank shall have received this Agreement and the Ancillary Documents, all duly executed, and acknowledged, recorded and filed, as Bank may require.

               (b) Bank shall have received from counsel to the Committee and Mercury a favorable written opinion, dated the Closing Date, in form and substance satisfactory to Bank and to Bank's counsel;

               (c) Bank shall have received true and complete copies of the ESOP Documents, certified by the Secretary of Mercury;

               (d) Bank shall have received signature and incumbency certificates respecting the members of the Committee, dated as of the Closing Date;

               (e) Bank shall have received a certificate executed by Borrower, dated as of the Closing Date, certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing or will occur from the execution and delivery of this Agreement and the Ancillary Documents to which Borrower is a party, or the performance by Borrower of its obligations hereunder or thereunder;

               (f) Bank shall have received a certificate from the Committee and executed by its members, dated as of the Closing Date, attesting to its authorizing the execution and delivery of this Agreement and the Ancillary Documents to which Borrower is a party, and authorizing Borrower to execute same;

               (g) Bank shall have received an acknowledgement executed by a Responsible Officer of Trustee that the persons executing this Agreement and the Ancillary Documents to which Borrower is a party are trust officers and vice presidents authorized to execute such documents on behalf of Borrower;

               (h) Bank shall have received a signature and incumbency certificate respecting the Responsible Officers of Mercury executing the Ancillary Documents to which Mercury is a party, dated as of the Closing Date;

               (i) Bank shall have received a certificate of the secretary of Mercury, dated as of the Closing Date, certifying true and correct copies of resolutions duly adopted by the board of directors of Mercury authorizing the execution, delivery and performance of the Ancillary Documents to which Mercury is a party, and authorizing specific Responsible Officers of Mercury to execute the same on behalf of Mercury;

               (j) Bank shall have received full payment of all Bank Expenses which are due and payable as of the Closing Date;

               (k)  the representations and warranties of Borrower set forth in
Article IV of this Agreement shall be true and correct;

               (l) Bank shall have received Borrower's information return, Form 5500 Series, together with all schedules and attachments thereto, most recently filed with the Internal Revenue Service; and

               (m) Bank shall have received such other instruments, agreements and documents as Bank may request in connection with the transactions contemplated by this Agreement and the Ancillary Documents, all in form and substance satisfactory to Bank and its counsel.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BORROWER
                  ------------------------------------------

          In order to induce Bank to enter into this Agreement, Borrower makes the following representations and warranties which shall be true and correct as of the Closing Date, and at all times until the Obligations have been fully satisfied, performed and indefeasibly paid in full, such representations and warranties to survive the execution and delivery of this Agreement and the making of the Loan.

          4.1  Due Organization.  Borrower is a duly organized and validly
               ----------------
existing trust in good standing under the laws of the State of California.

          4.2  Requisite Power.  Borrower has all requisite trust power and all
               ---------------
domestic governmental licenses, authorizations, consents, and approvals necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Borrower has all requisite power to borrow the sums provided for in this Agreement and the Note, to execute and deliver this Agreement and the Ancillary Documents, and to carry out the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Ancillary Documents have been duly authorized by the Committee and do not require any consent or approval of any other Person.

          4.3  Binding Agreements.  This Agreement and the Ancillary Documents
               ------------------
have been duly executed and delivered by Borrower, to the extent Borrower is a party thereto, and constitute the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with their terms, except as the enforceability thereof may be affected by: (a) laws affecting the enforcement of creditors' rights generally; and (b) the limitation of certain remedies by equitable principles of general applicability.

          4.4  No Conflict.  The execution, delivery, and performance by
               -----------
Borrower of this Agreement and the Ancillary Documents to which Borrower is a party do not and will not violate any of the ESOP Documents or any provision of law or regulation or any order, writ, judgment, or decree of any domestic Governmental Authority, court, arbitration board or tribunal binding on Borrower, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any Lien upon any of the Assets owned by Borrower pursuant to any Contractual Obligation to which Borrower or its properties are bound.

          4.5  Litigation.  There is no litigation, investigation, or proceeding
                ----------
in any court or before any arbitrator or regulatory commission, board, administrative agency, or other governmental authority pending, or threatened, against or affecting Borrower, or any of Borrower's Assets, which involves litigation or proceedings which, if adversely determined, would have a Material Adverse Effect.

          4.6  Consents.  No consent, license, permit, approval, or
               --------
authorization of, exemption by, notice to, report to, or registration, filing or declaration with, any domestic court, Governmental Authority, or agency is required in connection with the execution, delivery, and performance this Agreement and the Ancillary Documents.

          4.7  Use of Proceeds.  The proceeds of the Loan shall be used solely
               ---------------
for the purpose of repaying the Bridge Loan and to repay the Loan pursuant and subject to the terms hereof.

          4.8  Tax Returns.  All tax and/or information returns required to
               -----------
have been filed by Borrower in any jurisdiction have been filed; all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its Assets, incomes, or franchises, which are due and payable have been paid, or adequate reserves have been provided for payment thereof.

          4.9  Burdensome Agreements, etc.  Borrower is not a party to any
               --------------------------
unusual or unduly burdensome agreement or undertaking which may have a Material Adverse Effect.

          4.10 Financial Information.  Borrower has furnished and/or may
               ---------------------
furnish to Bank certain written financial information concerning Borrower.
There are no statements or conclusions therein which, at the time provided, are based upon or include misleading information or fail to take into account material information regarding the matters covered therein. Borrower has no reason to believe that any of the statements or conclusions included therein are not true and correct in all material respects at the time provided. There has been no change since December 31, 1997 in Borrower's financial condition or results of operations sufficient to have a Material Adverse Effect. Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed to Bank.

          4.11 Existing Defaults.  As of the Closing Date, Borrower is not in
               -----------------
default under any term of any mortgage, deed of trust, indenture, or any other agreement to which it is a party or by which it or any of its properties may be bound.

          4.12 Casualty.  As of the Closing Date, neither the Assets nor the
               --------
operations of Borrower are presently affected by any fire, explosion, strike, lockout or other labor dispute, act of God or other casualty (whether or not covered by insurance), which would have a Material Adverse Effect.

          4.13 Investment Company Act.  Borrower is not, and immediately after
               ----------------------
the application by Borrower of the proceeds of the Loan, will not be, an "investment company" required to register under the Investment Company Act of 1940, as amended.

          4.14 Public Utility Holding Company Act.  Borrower is not:  (i) a
               ----------------------------------
"holding company" nor a "subsidiary company" or "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (ii) subject to any state law or regulation regulating public utilities or similar entities.

          4.15 Disclosure.  At the time provided, no representation or warranty
               ----------
of Borrower contained in this Agreement and no representation of Borrower contained in any other written document, certificate, or statement furnished to Bank by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact.

          4.16 No Default.  No Event of Default and no Unmatured Event of
               ----------
Default is continuing or will result from the execution and delivery of this Agreement and the Ancillary Documents to which Borrower is a party or the performance by Borrower of its obligations hereunder or thereunder.

          4.17 Compliance With Laws.  Borrower is in compliance with all
               --------------------
applicable laws, rules and regulations to the extent that failure to be in compliance could have a Material Adverse Effect.

          4.18 Borrower.  Borrower is a validly existing trust established by
               --------
Mercury and is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code and satisfies the applicable requirements of Section 401(a) of the Internal Revenue Code. Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code, non-compliance with which would jeopardize the qualified status of the ESOP as a "qualified plan".

          4.19 Regulation U.  The making of the Loan and the transactions
               ------------
contemplated by this Agreement and the Ancillary Documents are exempt from the requirements of, and do not violate, Regulation U.

          4.20 Liens.  Borrower has good and marketable title to, or valid
               -----
leasehold interests in, all of its Assets, free and clear of all Liens except for Liens in favor of Bank.

          4.21 Debt.  Borrower has no Debt other than the Bridge Loan (which
               ----
will be repaid in full with the proceeds of the Loan) and Debt in favor of Bank.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until the Obligations have been fully satisfied, performed and indefeasibly paid in full, Borrower covenants and agrees that it shall:

          5.1  Punctual Payments.  Punctually pay the interest and principal
               -----------------
on the Loan at the times and place and in the manner specified in this Agreement and the Note, and other fees or liabilities due under this Agreement and the Ancillary Documents.

          5.2  Tax Returns.  At the request of Bank, furnish Bank with copies
               -----------
of all federal income tax and/or information returns which are filed after the Closing Date by Borrower.

          5.3  Maintenance of Records.  Maintain a standard and modern system
               ----------------------
of accounting with ledger and account cards and/or computer tapes, discs, printouts and records pertaining to its Assets which contain information as may from time to time be requested by Bank. Borrower shall permit Bank and any of its employees, officers or agents, upon reasonable notice or, if an Event of Default or Unmatured Event of Default is continuing, then upon demand, during Borrower's usual business hours, or the usual business hours of third Persons having control thereof, (a) to have access to and examine all of Borrower's books and records relating to the Obligations, any collateral securing the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom, and all costs and expenses in so doing shall be a part of Bank Expenses.

          5.4  Records Retention.  Permit Bank to destroy all invoices,
               -----------------
records and other documents submitted by Borrower in connection with the transactions contemplated by this Agreement at any time following six (6) months from the time such items are delivered to Bank.

          5.5  Payment of Taxes.  Pay all federal, state, local and foreign
               ----------------
taxes, assessments, and other governmental charges imposed upon Borrower or any of Borrower's Assets or in respect of any of Borrower's franchises, operations, income, or profits before any penalty or interest accrues thereon. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such payments or deposits. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (a) make payment of the same or any part thereof, or (b) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount paid or deposited by Bank shall constitute Bank Expenses and an advance to Borrower. Nothing herein contained shall preclude Borrower from contesting, in good faith and by appropriate proceedings, the imposition of any assessments and taxes and to withhold payment of such contested amounts pending the resolution of such proceedings.

          5.6  Compliance with Laws.  Comply with all federal, state, and local
               --------------------
laws and regulations applicable to Borrower.

          5.7  Use of Funds.  Use the proceeds of the Loan solely to repay the
               ------------
Bridge Loan and to repay the Loan pursuant and subject to the terms hereof.

          5.8  Notice to Bank.  Promptly, upon Borrower acquiring knowledge
               --------------
thereof, give written notice to Bank of:

               (a) all litigation affecting Borrower or Mercury, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

               (b) any dispute which may exist between Borrower or Mercury, on the one hand, and any Governmental Authority or law enforcement authority, on the other, if the determination of such dispute could have a Material Adverse Effect;

               (c) any proposal by any public authority to acquire the Assets or business of Borrower or Mercury, or to compete with Borrower or Mercury;

               (d)  any Event of Default or Unmatured Event of Default; and

               (e) any other matter which has resulted or is reasonably likely to result in a Material Adverse Effect.

          5.9  Compliance Certificate.  Deliver to Bank as soon as it receives
               ----------------------
it from Mercury, a Compliance Certificate from the Chief Financial Officer of Mercury, stating, among other things, that they have each reviewed the provisions of this Agreement and the Ancillary Documents and that there exists no Event of Default or Unmatured Event of Default, and containing the calculations and other details necessary to demonstrate the Leverage Ratio for the most recently completed fiscal quarter.

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

          Borrower covenants and agrees that until the Obligations have been fully satisfied, performed and indefeasibly paid in full, Borrower shall not:

          6.1  Sale of Assets.  Directly or indirectly, sell, assign, transfer,
               --------------
convey or otherwise dispose of its Assets, whether now owned or hereafter acquired, except in the ordinary course of its operations, in connection with routine claims for benefits or as otherwise required by law.

          6.2  Guaranty; Pledge.  Directly or indirectly, assume, guarantee,
               ----------------
endorse, or otherwise become liable or contingently liable upon the obligations of any other Person, or pledge its credit or Assets in any manner to secure the obligations of any other Person.

          6.3  Prohibited Transactions.  Directly or indirectly, enter into
               -----------------------
or permit to exist any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in
Section 4975(c) of the Internal Revenue Code which is not exempt by reason of
Section 4975(d) of the Internal Revenue Code.

          6.4  Debt.  Directly or indirectly, incur, create, assume, permit or
               ----
suffer to exist any Debt except for Debt owing to Bank permitted pursuant to this Agreement.

          6.5  Liens.  Create, incur, assume or suffer to exist any Lien
               -----
(including the lien of an attachment, judgment or execution) on any of its Assets (including the ESOP Stock), whether now owned or hereafter acquired, except in favor of Bank.

          6.6  Misrepresentations.  Furnish Bank any certificate or other
               ------------------
document that contains any untrue statement of material fact or that fails to state a material fact.

                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

          7.1  Events of Default.  The occurrence of any of the following
               -----------------
events, acts, or occurrences shall constitute an event of default (an "Event of Default") hereunder:

               (a) Borrower fails to pay within ten (10) days of the date when due the full amount of any payment of interest on the Loan due hereunder; or

               (b) Borrower fails to pay on the date when due the full amount of any payment of principal on the Loan or any other amounts due hereunder; or

               (c) Borrower fails to observe or perform any of the covenants and agreements set forth in Article VI, or Mercury fails to observe or perform any of the covenants and agreements set forth in Section 16 of the Guaranty;

               (d) Borrower or Mercury fail to observe or perform any other term, covenant, condition, agreement or obligation to be observed or performed by it under this Agreement and/or the Ancillary Documents to which Borrower or Mercury is a party and such failure is not cured or remedied within ten (10) days following the sooner to occur of, (i) notice by Bank to Borrower and Mercury of such occurrence, or (ii) Borrower or Mercury obtaining knowledge of such occurrence;

               (e) Any financial statement, representation, warranty or certification made or furnished by Borrower in any statement, document, letter or other writing or instrument furnished or delivered to Bank pursuant to or in connection with this

Agreement or the Ancillary Documents, or as an inducement to Bank to enter into this Agreement, at any time proves to have been false, incorrect, or incomplete when made or effective or reaffirmed, as the case may be;

               (f) Any of the Ancillary Documents fails to be in full force and effect for any reason, or a default or event of default occurs under any Ancillary Document, or an event of default occurs under the Mercury Agreement which results in the acceleration of the obligations thereunder owing by Mercury;

               (g) Borrower or Mercury fails to pay when due or within any applicable grace period any payment in respect of Debt or other extensions of credit or financial arrangements (other than under this Agreement);

               (h) Any event or condition occurs that: (i) results in the acceleration of the maturity of Debt or other financial arrangements of Borrower or Mercury; or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or extensions of credit or financial accommodations or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

               (i) Borrower or Mercury commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any action to authorize any of the foregoing;

               (j) An involuntary Insolvency Proceeding is commenced against Borrower or Mercury seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within thirty (30) calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, Borrower or Mercury; or (iv) an order for relief shall have been issued or entered therein;

               (k) Borrower or Mercury suffers (i) any money judgment in excess of any applicable insurance coverage or (ii) any writ, warrant of attachment, or similar process which could reasonably be expected to have a Material Adverse Effect;

               (l) A judgment creditor obtains possession of any of the material Assets of Borrower or Mercury by any means, including levy, distraint, replevin, or self-help, or any order, judgment or decree is entered decreeing the dissolution of Borrower or Mercury; or

               (m)  Any Change of Control occurs.

          7.2  Acceleration.  Upon the occurrence of an Event of Default, Bank
               ------------
may declare the Obligations to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower. Notwithstanding that the Obligations shall become and be immediately due and payable upon the occurrence of an Event of Default, as set forth in this Section 7.2, the payments made with respect to the Loan by Borrower during a plan year shall not exceed an amount equal to the sum of the contributions by Mercury to Borrower and the earnings received during or prior to the year less such payments in prior years as provided in Treasury Regulations Section 54.4975-7(b)(5).

          7.3  Cumulative Remedies.  In addition, Bank shall have available to
               -------------------
it all remedies provided under the Ancillary Documents and by law. Bank's remedies hereunder and thereunder are cumulative and Bank shall have the right to enforce one or more remedies partially, successively or concurrently.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          8.1  Modifications in Writing.  No amendment, modification,
               ------------------------
supplement, termination, or waiver of or to any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank. Any waiver of any provision of this Agreement, and any consent to any departure by Borrower from the terms of any provisions therefrom, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

          8.2  No Waivers.  No failure or delay by Bank in exercising any right
               ----------
power or privilege hereunder or under any Ancillary Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.3  Notices, etc.  All notices, demands, instructions, and other
               ------------
communications required or permitted to be given to or made upon any party hereto shall be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopy or telegram (with messenger delivery specified) Each such notice, request or other communication shall be deemed given on the second Business Day after mailing, upon receipt when personally delivered, or, where permitted by law, upon receipt of confirmation of transmission when transmitted by facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this
Section 8.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on the signature pages hereof.

          8.4  Bank Expenses; Documentary Taxes; Indemnification.
               -------------------------------------------------

               (a) Borrower shall pay all Bank Expenses within five (5) Business Days after presentation of a statement or invoice therefor.

               (b) Borrower shall pay all and indemnify Bank against any and all transfer taxes, documentary taxes, assessments, or similar charges payable to any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the Ancillary Documents, or any other document, instrument or agreement entered into in connection herewith.

          8.5  Sale of Participation.  Bank shall be entitled to sell
               ---------------------
participation interests in the Loan to Persons not party to this Agreement without being required to so advise Borrower so long as Bank is entitled to represent the interests of such Persons. Except as otherwise expressly agreed in writing by Borrower, Bank shall not, by reason of the sale of any participation interest, be relieved of any of its obligations hereunder.

          8.6  Headings.  Article and Section headings used in this Agreement
               --------
are for convenience of reference only and shall not affect the construction of this Agreement.

          8.7  Execution in Counterparts.  This Agreement may be executed in
               -------------------------
any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          8.8  Binding Effect; Assignment.  This Agreement shall be binding
               --------------------------
upon, and inure to the benefit of, Borrower and Bank, and their respective successors and assigns; provided, however, that Borrower may not assign its
                        --------  -------
rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law, or otherwise) without the prior written consent of Bank and any such prohibited assignment shall be void.

          8.9  Severability of Provisions.  Any provision of this Agreement
               --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          8.10 Publicity.  Except for filings with bank regulatory bodies in
               ---------
the ordinary course of business, any publicity release, advertisement, filing, public statement, or announcement made by or at the behest of Bank or Borrower regarding this Agreement or the financing provided hereunder which makes reference to Bank or Borrower, or describes the financing provided by Bank to Borrower, shall be first reviewed by both Borrower and Bank and must be reasonably satisfactory to both Borrower and Bank.

          8.11 Complete Agreement.  This Agreement, together with the exhibits
               ------------------
to this Agreement, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

          8.12 Governing Law.  This Agreement shall be deemed to have been made
               -------------
in the State of California and the validity of this Agreement, the construction, interpretation, and enforcement thereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

          8.13 Dispute Resolution.   This Agreement is subject to that certain
               ------------------
Alternative Dispute Resolution Agreement, dated as of even date herewith, between Borrower and Bank.


              [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, Bank and Borrower have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

                                   BNY WESTERN TRUST COMPANY, AS
                                   TRUSTEE OF THE MERCURY GENERAL
                                   CORPORATION PROFIT SHARING PLAN
                                   MASTER TRUST


                                   By ____________________________________

                                        Title: ___________________________


                                   Address for Notices:

                                   BNY Western Trust Company
                                   700 S. Flower Street, 2nd Floor
                                   Los Angeles, California 90017
                                   Attn: Linda S. McAtee
                                   Telephone: (213) 630-6362
                                   Facsimile: (213) 630-6392


                                   With a copy to:

                                   MERCURY GENERAL CORPORATION
                                   4484 Wilshire Boulevard
                                   Los Angeles, California 90010
                                   Attn: Chief Financial Officer
                                   Telephone: (213) 857-7150
                                   Facsimile: (213) 857-7110

                                   UNION BANK OF CALIFORNIA, N.A.


                                   By ____________________________________

                                        Title: Vice President


                                   Address for Notices and Lending Office:

                                   Union Bank of California, N.A.
                                   Attn: James R. Fothergill
                                   350 California Street, 6th Floor
                                   San Francisco, California 94104
                                   Telephone: (415) 705-7035
                                   Facsimile: (415) 705-7037